UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 13, 2024
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 5.02 of this Current Report on Form 8-K describing the issuance of US$1,381,551 principal amount of additional Notes (as defined below) of Jushi Holdings Inc. (the “Company”) is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment No. 4 to CEO Employment Agreement.

In order to assist the Company in managing near-term working capital requirements, on September 13, 2024, the Company, JMGT, LLC and James Cacioppo, the Company’s Chief Executive Officer and Chairman of the Board of Directors, entered into an amendment to Mr. Cacioppo’s existing employment agreement (the “Fourth Amendment”) pursuant to which Mr. Cacioppo agreed to receive the $950,000 annual cash bonus that would otherwise have been paid to him on March 15, 2025 in the following alternative form: (1) a lump sum cash payment in the amount of US$237,500; (2) US$1,381,551 principal amount of 12% second lien notes due December 7, 2026 (the “Notes”); and (3) stock options granted under the Company’s 2019 Equity Incentive Plan, as amended, expiring five years from the date of grant to purchase up to 1,062,732 of the Company’s subordinate voting shares at an exercise price of US$0.65. The Options will fully vest on January 1, 2025, subject to certain beneficial ownership limitation (if applicable).

Each payment and benefit will be subject to the Company’s collection of all applicable withholding taxes, and will be made provided Mr. Cacioppo remains employed by the Company on the applicable payment or vesting date.

The Notes will be issued as additional notes under the Trust Indenture, dated December 7, 2022, as amended by the First Amendment to Trust Indenture dated June 22, 2023, between the Company and Odyssey Trust Company, as trustee (the "First Indenture Amendment"), and the Second Amendment to Trust Indenture dated July 31, 2024, between the Company and Odyssey Trust Company, as trustee (the "Second Indenture Amendment"). The Trust Indenture and the First Indenture Amendment have been previously filed as exhibits to the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024. The Second Indenture Amendment has previously been filed as an exhibit to the Company's Current Report on Form 8-K dated August 6, 2024.

The foregoing summary is not complete and qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events

On August 30, 2024, the Company filed a preliminary short form base shelf prospectus with the securities commissions in each of the provinces and territories of Canada (the “Canadian Shelf Prospectus”). In connection with the Canadian Shelf Prospectus, the Company has publicly filed the lease amendments attached hereto as Exhibits 99.2, 99.3 and 99.4 in Canada and is contemporaneously filing such lease amendments herewith.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 to CEO Employment Agreement, dated as of September 13, 2024, by and among the Company, JMGT, LLC and Jim Cacioppo
99.1	Press Release dated September 17, 2024
99.2^	Sixth Amendment to Lease Agreement, dated February 2, 2022, by and between by and between IIP-PA 1, LLC and Pennsylvania Medical Solutions, LLC.
99.3*^	Third Amendment to Lease, dated December 20, 2022, by and between TAC Vega MA Owner, LLC and Valiant Enterprises, LLC.
99.4*	Fourth Amendment to Lease, dated July 31, 2023, by and between TAC Vega MA Owner, LLC and Valiant Enterprises, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit (indicated by bracketed asterisks) are omitted in accordance with the rules of the SEC because they are both not material and the Company customarily and actually treats such information as private or confidential.

^ Certain appendices to this exhibit are omitted in accordance with Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted appendix to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date: September 17, 2024	By:	/s/ Jon Barack
Jon Barack
President